UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          October 24, 2024 (October 23, 2024)

CORECARD CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction	Commission file number	(I.R.S. Employer Identification No.)
of incorporation or organization)

One Meca Way, Norcross, Georgia	30093

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381‑2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value for the class	CCRD	NYSE

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2024, CoreCard Corporation, a Georgia corporation (the “Company”), entered into Omnibus Amendment No. 2 (the “Amendment”) with The Goldman Sachs Group, Inc. (“GS”) covering the following agreements between the Company and GS:

●	Software License and Support Agreement, dated as of October 16, 2018 (the “SLSA”);
●	Master Professional Services Agreement, dated as of August 1, 2019 (the “MPSA”, and together with the SLSA, the “Agreements”);
●	Schedule of Work No. 1 to Professional Services Agreement, dated as of August 1, 2019, and Amendment No. 2 to Schedule of Work No. 1, dated as of January 13, 2021 (“SOW 1”); and
●
Schedule of Work No. 2 to Professional Services Agreement, dated as of August 1, 2019, and Amendment No. 2 to Schedule of Work No. 2, dated as of January 13, 2021 (“SOW 2”, and together with SOW 1, the “SOWs”).

The Amendment, which has effect as of October 23, 2024, extends the Support Services term of the SLSA through December 31, 2030, and extends the term of the SOWs through December 31, 2030. Among other things, the Amendment also (i) provides for increased monthly fees under SOW 2 starting January 2025, and (ii) allows GS to terminate the agreements no earlier than January 1, 2027, with termination payments due if terminated prior to December 31, 2030. All other material terms of the Agreements and SOWs, as amended, remain unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2024	CORECARD CORPORATION
(Registrant)

/s/ Matthew A. White
	By:	Matthew A. White
Chief Financial Officer

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